Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference herein of our report dated June 27, 2011, on our audit of the financial statements of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as of December 31, 2010 and 2009, and for the year ended
December 31, 2010, which is included in the Annual Report on Form 11-K.

December 19, 2011

Tulsa, Oklahoma